XO COMMUNICATIONS, INC. AGENT AGREEMENT
This  Agreement  ("Agreement")  is  made  as  of  the  8th  day  of  March, 2003
                                                       ---
("Effective  Date"),  by  and  between  XO  Communications,  Inc.,  a  Delaware corporation, having an office located at 45 Eisenhower Drive, Paramtis, New Jersey 07652 on behalf of itself and its affiliates who may provide Band Users outside Agent's Primary Market (collectively, "XO") and Network Installation
                                                            --------------------
Corp.
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1.     Appointment  of  Agent.
       -----------------------
     (a) The Parties agree that this Agreement qualifies Agent (o sell XO products and services and receive commissions in all markets where XO currently offers services ("Territory"). XO hereby appoints Agent as an authorized representative and grants Agent the non-exclusive authority to solicit orders from commercial end users (as distinguished from residential end users) ("End Users") only for the XO telecommunications services set forth on Schedule I (the "Services")- Agent hereby accepts such appointment.
     (b) XO may, in its sole discretion and without liability to Agent determine the Services that will be made available for sale by Agent. XO may, in its sole discretion and without liability to Agent (i) add or delete Services and/or,
(ii) alter or modify the prices at which Services shall be offered at any time and without prior notice, and/or (iii) modify, add or delete commissions, including commissions for non-standard Services and /or Services provided under a special (individual case basis) pricing, promotion arrangements and/or any case where customer specific capital outlays are required or for sales of Services to Agent or Agent's affiliates. Any modification or deletion will only apply to sales of Services occurring after the effective dale of the modification or deletion and will not impact Agent's right to receive commissions earned prior to the effective date.

2.     Agent  Commissions.
       -------------------
     (a)  Commissionable Activity.  Subject to the provisions of this Agreement,
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Agent shall receive a sales commission (''Commission1' or ''Commissions) for its sale of Services in accordance with the terms set forth in Schedules 2 attached, hereto. Commissions may not be earned by Agent and shall not be paid by XO: (i) for sales of Services in connection with another XO sales program or in connection or conjunction with another XO employee or representative participating in an XO sales program; or (ii) for sales of Services with respect to which Agent fails to provide XO with a "Complete XO Sales Order'" as defined in Section 3(a) herein. Further, Agent may not sell additional XO Services to existing XO End Users except for those XO End Users, originally enrolled by Agent, unless Agent receives prior written approval. Agent hereby acknowledges and agrees that Commissions are, subject to the Chargeback/Non-Payment: Policy set forth in Schedule 2. Agent agrees that XO may recover chargeback's, as determined by XO pursuant to the provisions set forth in Schedule 2, by withholding from or offsetting against future Commissions or compensation otherwise due or payable to the Agent or by invoicing the Agent
     (b)     Commission  Term;  Renewals  and  Termination  for  Cause  and
             --------------------------------------------------------------
Convenience.
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Commissions  shall  be  paid on Total Billed Revenues (us defined in Schedule 2)
from  End  Users  enrolled
by Agent for so long as such End User continuously remains an XO customer and provided that this
Agreement has not been terminated. Upon termination of this Agreement by XO for cause, all
Commissions shall immediately cease. Upon termination of this Agreement by XO or Agent for convenience in accordance with Section 5. XO shall continue lo pay Agent Commissions pursuant lo the commission plan set forth in Schedule 2 based on the Agent's Total Billed Revenue for a period of up to twelve (12) months after such termination of this Agreement.
3.     Complete  XO  Sales  Order
       --------------------------
(a) Composition of Complete XO Sales Order. Agent shall promptly obtain --------------------------------------- and submit to XO with each of Agent's orders a complete XO sales order package, as such sales order package may be determined by XO from time to time during the term of the Agreement, executed by an authorized representative of End User and acceptable to XO in its sole discretion (hereinafter a "Complete XO Sales Order"). Any sales order package that does not contain all of the documents necessary for a Complete XO vSales Order, including but not limited to the Letter of Agency attached hereto as
Schedule 3, may be rejected by XO. In the event an order submitted by Agent is rejected, XO will supply Agent with a specific reason for such rejection, if requested by Agent, but XO will have no responsibility or liability whatsoever to Agent with respect to the continued availability or operation of XO's Services or XO's acceptance of or rejection of Complete XO Sales Orders submitted by Agent to XO.
     (b) XO End User Support. Agent agrees that once a Complete XO Sales Order is executed by the End User and submitted by Agent to XO. XO will be responsible to provide all End User relations and support functions regarding XO Services, including, where applicable, but not limited to: (i) coordination of adequate initial End User training on the proper use of Services; (ii) continuing Service system consulting; (iii) periodic personal contacts with End Users regarding Services; (iv) provision to End Users of available information regarding technical, functional, and other Service developments; and (v) handling requests From End Users for new or changed Services. If Agent receives a request from an End User for the provision of such support functions for Services, Agent shall immediately refer those requests to XO so that XO may provide End User support in a timely fashion. XO shall bear sole responsibility for all provisioning, installation, service or repair obligations with respect to the Services, provided however, if End User has contracted with other parties for equipment or services related to the XO Services, such parties shall be responsible for those items.
     (c)  Channel  Conflict.  Agent acknowledges and agrees that XO, directly or
          ------------------
through other Agents, may offer the Services to End Users and that Agent will be entitled to no compensation for sales made through such other channels. In the event XO receives conflicting Complete XO Sales Orders for Services from different Agents or XO employees, XO will, in its sole discretion, determine who will receive credit for such orders and all such decisions by XO are final.
4.     Agent  Responsibilities.
       ------------------------
     (a) Compliance. Agent represents and warrants that, at its sole expense, it
(i) is in compliance with all applicable international, federal, state and local laws and regulations applicable to its performance under this Agreement; and
(ii) will maintain in force and effect all licenses and permits required for its performance under this Agreement. Agent further agrees to cooperate fully in the collection, compilation and maintenance of data required to be reported by XO under any statutes, regulations, orders or other contractual commitments unless that information is not in the possession or control of Agent.

(b) Standard of Conduct. Agent will at all times give prompt, courteous, ---------------------- and efficient service to potential Customers and employ the highest standards of honesty, integrity and fair dealing. Further, Agent agrees to represent XO fairly and will make no representations or guarantees concerning XO or its products and Services which are false, misleading or inconsistent with the representations set forth in the Tariff or in any promotional materials, literature, manuals and price lists published and supplied by XO from time to time and shall do nothing which would Lend to discredit, injure the reputation of or reflect adversely upon XO or its products and Services. XO may from time to time, in its sole discretion, implement policies, standards and practices for marketing of the Services and the conduct of Agent in marketing the Services on behalf of XO and Agent will at all times market the Services in compliance with these policies, standards and practices.

     (c)  Sales  Force Training. Agent will attend and successfully complete any
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training  or  program(s)  outlined or required from time to time by XO, on an as needed basis. Agent shall provide its sales force with training of XO's products, services and procedures sufficient enough for each member of the sales force to give prompt, courteous, and efficient service to potential End Users and employ the highest standards of honesty, integrity and fair dealing. Agent agrees that its employees will not solicit orders for any Service until trained in product sales for that Service by XO or Agent.

     (d)  Performance  Reviews.  Agent  shall  permit  XO  to  take  all actions
          ---------------------
reasonably requested in order to ensure adequate opportunity for review of Agent's performance by XO, including, but not limited to, periodic review and analysis by XO of Agent's conduct with End Users. Agent shall permit XO, in XO's discretion, to perform a background review of Agent, including but not limited to financial and potential criminal matters. Upon XO's request. Agent agrees to provide XO written notice of the address, telephone number, and contact information for all of its Agent or Subagent offices located throughout the United States.

     (e)  Submissions, Agent, with the express written consent of End User, will
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submit  Complete  XO  Sales  Orders to XO by fax or compute]- modem (or by other means as reasonably requested by XO). Agent shall provide XO an executed original of the service order agreement. XO may immediately disconnect any services provided without such End User consent and may recapture any Commissions paid to Agent for such improperly ordered Services, as well as any and all costs, charges and administrative expenses incurred by XO in adjusting the End User's account.

     (f)     Notification. Agent shall notify XO in writing immediately upon the
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occurrence  of  any
of the following events: (i) any claim made against Agent, XO or any other party with respect to the
Services; (ii) any suit or other action brought against Agent; and (iii) any material change in the ownership or management of Agent.

     (g)  No  Press Releases/Communications. Agent shall not engage in any joint
          ----------------------------------
advertising, press releases or other public communications, web site/internet marketing, electronic mail solicitation or marketing or direct mail or fax campaigns without the prior written consent of XO's marketing department. Agent agrees, upon request by XO and subject to XO's continuing approval, to jointly develop with XO a marketing plan for maximizing sales of the Services, including strategies for joint advertising, press releases, web site/internet marketing, electronic mail solicitation or marketing and direct mail or fax campaigns.

     (h) Agent hereby acknowledges and agrees that non-compliance with the terms of [his
Section  4  shall  constitute  a  material  breach  of  this  Agreement.

5.     Term and  Termination.
       ---------------------
     5.1.  Term. This Agreement shall become effective on the Effective Date and
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shall  remain  in  effect  for an initial period of five (5) years (the "Term").
This Agreement shall automatically renew for additional one (1) year periods unless one party advises the other of its intent to terminate at least thirty
(30) days prior to the anniversary date of the Effective Date of this Agreement. In addition, either party may terminate this Agreement anytime during the Initial Term or a renewal term upon giving the other party at least ninety (90) days prior written notice. If such termination occurs, Agent shall receive Commission in accordance with the terms of Schedule 2 that address XO convenience terminations.

     5.2  (a)     Termination.  XO may immediately terminate this Agreement upon
                  ------------
written notice to Agent at any time without incurring any liability and immediately cease all Commission payments to Agent in the event that: (i) Agent engages in any unlawful business practice, as determined by XO in its sole reasonable discretion; (ii) Agent attempts, without XO's prior written approval, to assign or transfer any of the rights and obligations under this Agreement to a third party; (iii) XO discovers any irregular activity by Agent, as determined by XO in its sole reasonable discretion; (iv) Agent breaches a material term of this Agreement or any of its representations or warranties hereunder; (v) Agent issues a press release or other public communication regarding this Agreement or Agent's relationship with XO without XO's prior written consent, or (vi) Agent's Net Sales fall below the Annual Committed Sales amount in any two (2) consecutive six month periods during the Term of the Agreement (as discussed in further detail on Schedule 2).
     (b) Cure. In the event Agent breaches or fails to perform an obligation set
         -----
forth in this Agreement, except for those breaches as specified in Section 5,2(a) for which termination may be immediate, XO shall provide Agent written notice of such breach or failure to perform, ff Agent fails to cure such breach or failure to perform within fifteen (15) days of receiving written notice from XO; this Agreement shall be terminated for cause and XO shall have no liability for such termination and all Commissions to Agent shall immediately cease.
     (c)  Remedies^  In  addition to, and not in place of, any other remedies XO
          ---------
may have under the Agreement or at law or in equity, upon the breach of or failure to perform an obligation by Agent related to any of the provisions of this Agreement, XO shall have the right to (i) refuse to accept any service order placed by Agent; (ii) cancel any service order previously accepted by XO; or (iii) refuse to provide Services pursuant to any such service order.
6.     Confidentiality.
       ----------------
     (a)  Confidential  Information.  Agent  and  XO  agree  to  keep  strictly
          --------------------------
confidential at all times during the term of this Agreement and for a period of three (3) years after the termination of this Agreement, all non-public business information which may be provided to either party in the course of the performance of this Agreement. This restriction includes, but is not limited to, the terms and conditions of this Agreement, End User lists, business and marketing plans, prices, Service and related product specifications, sales data and the like, as well as confidential specifications, drawings, sketches, data or technical business information ("Confidential Information"). Any names or lists identifying End Users 01- potential End Users are the exclusive property of XO, are to be used by Agent solely in the performance of its obligations and duties hereunder, and all copies of Confidential Information are to be returned to XO upon the termination of this Agreement.
     (b)     Non  Disclosure.  The  parties  agree  not to reveal, divulge, make
             ----------------
known, sell, exchange, lease or in any other way disclose any Confidential Information to any third party. Agent hereby agrees, on behalf of itself, its employees, agents or representatives not to directly or indirectly utilize any Confidential Information or End User information in direct or indirect competition with XO or any of its other Agents. Agent acknowledges the competitive and commercial value and confidential and proprietary nature of the Confidential Information and End User information and the irreparable damage that could result to XO if any part of the information were disclosed to any third party, without XO's prior written permission. Agent agrees that monetary damages would not be a sufficient remedy for any breach of this Agreement by Agent or its employees and that, in addition to all other remedies that may be available, XO shall be entitled to specific performance and injunctive or other equitable relief as a remedy for such breach, without the requirement of XO posting a bond.
     (c) Survival The parties agree that this Section 6 shall survive the cancellation, expiration or termination of this Agreement.
     (d) Agent acknowledges and agrees that non-compliance with the terms of this Section 6 shall constitute a material breach of this Agreement.

7.     Intellectual  Property.
       -----------------------
     (a)     Authorized  Agent.  During  the  term  of  this  Agreement,  unless
             ------------------
otherwise instructed by XO, Agent may refer to itself as a XO Authorized Agent, but solely in connection with the marketing of Services. Agent may use XO marks, tradename, and logo design only in marketing materials, advertising, and promotional literature (collectively, "Materials") in conjunction with its sale of Services, provided that any usage of any XO mark or tradename in such Materials and the advertising claims associated therewith, in each instance, has been approved in writing in advance by XO's Legal Department and in accordance with XO standards, which may be modified from time to time.
     (b)  Agent  acknowledges and agrees that; (i) the XO marks are owned by XO,
(ii) it will do nothing inconsistent with such ownership, (iii) all use of the XO marks by it shall inure to the benefit of and be on behalf of XO, (iv)
nothing in this grant shall give it any right, tactic or interest in the XO marks other than the right to use the marks in accordance herewith, (v) it will not attack XO's title to the marks or the validity of this grant, and (vi) it will use the XO marks only in the form and manner prescribed from lime to time by XO, and will not use any other trademark or service mark in combination with any of XO's marks without the prior written approval of XO.
     (c) This grant of a limited, nonexclusive authorization may not be assigned to or utilized by any other entity or party without the prior written approval of XO.
     (d) Unless terminated by XO sooner, upon termination of this Agreement, any permission or right to use marks granted hereunder will cease to exist and Agent will immediately cease any use of such marks and immediately cease referring to itself as a XO Authorized Agent. In addition, Agent shall immediately return or destroy all Materials containing any XO mark or marks.
     (e) Agent acknowledges and agrees that non-compliance with the terms of this Section 7 shall constitute a material breach of this Agreement.
8.     Non-Solicitation.  During  the term of this Agreement and for a period of
       -----------------
twelve (12) months after termination, Agent shall not (i) directly or indirectly solicit, divert or take away any XO End User on behalf of a competitor of XO or induce any XO rind User or its affiliates to discontinue its relationship with XO or (ii) directly or indirectly, solicit, induce, influence any person employed by or under contract with XO. its affiliates, or its sales representatives, or agents to terminate his or her employment, engagement or relationship with XO or its affiliates. Notwithstanding the foregoing, the terms in Section 8 (i) shall not apply to the solicitation of telecommunication products outside of the scope of this Agreement. Agent acknowledges and agrees that non-compliance with the terms of this Section 8 shall constitute a material breach of this Agreement.

9. Independent Contractor. XO and Agent agree that Agent is an independent contractor and is not an employee of XO and no joint venture, legal partnership or agency is created by this Agreement and Agent shall at all times identify as an independent business. The relationship between them arising from this Agreement is that of independent contractor. Except for the rights and obligations of the parties specifically stated herein, neither party has any right or any authority to enter into any contract or undertaking in the name of or for the account of the other, nor shall the acts or omissions of either create any liability for the other.

10. Sub-Agency. Prior to any sales of Services or solicitation of orders for Services by a sub-agent of Agent ("Sub-Agent1'), Agent shall enter into an enforceable written agreement with the Sub-Agent ("Sub-Agent Agreement") that
(a) requires each Sub-Agent to agree to be bound by all applicable terms and conditions of this Agreement and (b) expressly names XO as an intended third party beneficiary with the right to rely on and directly enforce the terms thereof. Agent shall enforce each Sub-Agent Agreement and shall notify XO of any breach or suspected breach of any obligation under a Sub-Agent Agreement that comes to its attention. For purposes of this sec lion, the term Sub-Agent shall include any person or entity not employed by Agent to which Agent delegates the work required or permitted under this Agreement.

11.     Indemnification.  Agent  agrees  to  release, defend, indemnify and hold
        ----------------
harmless XO, its parent, subsidiaries and affiliates and each of the XO officers, directors, employees, agents, partners, members and shareholders from and against any and all losses, damages, claims, demands, suits, liabilities, tines, penalties, obligations, settlement payments, awards, judgments, deficiencies, or other charges and any and all expenses, including attorney's fees, incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding, whether based in contract, oral or otherwise arising out of or relating to the acts or omissions of Agent, its employees or agents, in connection with the duties and/or activities of Agent under this Agreement or incurred by XO in successfully enforcing any provisions of this Agreement.

12. Limitation of Liability. EXCEPT WITH REGARD TO SECTION 11 AND TO THE MAXIMUM
    ------------------------
EXTENT PERMITTED BY APPLICABLE LAWS, NEITHER PARTY, NOR ITS AFFILIATES, SHALL BE LIABLE FOR SPECIAL. INDIRECT. INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, ARISING FROM THE RELATIONSHIP OF THE PARTIES OR THE CONDUCT OF BUSINESS CONTEMPLATED IN THIS AGREEMENT, REGARDLESS OF THE LEGAL THEORY UNDER WHICH SUCH LIABILITY IS ASSERTED AND REGARDLESS OF WHETHER A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LIABILITY, LOSS OR DAMAGE. Notwithstanding the foregoing, XO has no responsibility to Agent and shall incur no liability with respect to (i) the continued availability or operation of any XO Services, (ii) any adjustment(s) by XO to the terms and conditions of any XO Services, (iii) the failure by XO to accept, or close the sale for any prospective. End User, (iv) the failure by XO to provide or to continue to provide any XO Services to a prospective or current End User and (v) any non-XO products or services marketed, sold or licensed by Agent.

13.  Assignment. Neither party may assign this Agreement or any of its rights or
     -----------
obligations tinder this Agreement, by operation of law or otherwise, without the prior written consent of the other party, which consent shall not be unreasonably withheld. Any attempted assignment without such prior written consent shall be void. Notwithstanding the foregoing, XO may assign all or part of this Agreement immediately without the prior written consent of Agent (a) to any entity (hat controls, is controlled by, or is in common control with XO, (b) to any successor-in-interest to XO. or (c) if necessary to satisfy the rules, regulations, and/or orders of any federal, state, or local governmental agency or body. Agent acknowledges and agrees that non-compliance with the terms of this Section 13 shall constitute a material breach of this Agreement.


14.     Insurance.  Agent  represents  and warrants that at all times during the
        ----------
term of this Agreement, Agent shall maintain at its sole expense (i) worker's compensation insurance in sufficient amounts to comply with state law; and (ii) comprehensive liability insurance for claims of bodily and personal injury, death, property damage and all other harm caused by or occurring in connection with Agent's acts, omissions and/or misrepresentations in an amount not less than $1,000,000 per occurrence. Except for workers compensation, such insurance shall: (1) include XO as an additional insured; (ii) be primary and noncontributory to any insurance carried by XO; (iii) provide that any deductible or self insured retention shall be borne solely by the Agent; and
(iv) contain an endorsement stating that XO will be named as an additional insured on the agent policies. Within five (5) days of XO's request. Agent will furnish proof satisfactory to XO that insurance coverage remains in effect. XO may suspend commission payments to Agent until XO receives and approves of such satisfactory proof.

15.        Notices.
           --------
All notices and communications concerning this Agreement shall be addressed to: or at such address as may be designated in writing to the other party.
     Notices shall be sent by registered or certified U.S. Mail, or by commercial overnight delivery service and shall be deemed delivered to the recipient's address on the date of return receipt acknowledgment, in the case of notices sent via U.S. Mail; or on the next day after the date the notice was sent, in the case of notices sent by overnight delivery service.

16.     Dispute  Resolution.  Except  for  (i)  action  seeking  a  temporary
        --------------------
restraining order or injunction, (ii) suit to compel compliance with this dispute resolution process, (iii) action by XO seeking indemnity under this Agreement, or (iv) Agent non-compliance with publicity provisions, the Parties agree that disputes, controversies or claims arising out of or relating lo this Agreement, or the breach thereof, which the parties are unable to resolve through direct negotiations, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any content having jurisdiction thereof. The costs of arbitration, including the fees and expenses of the arbitrator, shall be paid equally by the parties unless the arbitration award provides otherwise. The parties agree that Fairfax County, Virginia shall be the location for the arbitration hearing.

17.         General  Provision
            ------------------
     (a) Agent and XO agree that any dispute resolution proceedings, legal suit, action or proceeding in equity, arising out of or relating to this Agreement shall be governed by the substantive law of the Commonwealth of Virginia without reference to its principles of conflicts of laws, and Agent counsels to the nonexclusive jurisdiction of the federal and state courts of the Commonwealth of Virginia, if applicable, or to conducting any dispute resolution proceedings in Fairfax County, Virginia.
     (b) This Agreement and the Schedules attached hereto constitute the entire and exclusive agreement between the parties pertaining to the subject matter hereof and supersede all prior practice, agreements, understandings, negotiations and discussions with respect to the subject matter hereof whether oral or written.
     (c) No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by authorized representatives of XO and Agent.
     (d) The invalidity or unenforceability of any provision of this Agreement or any covenant herein contained shall not affect the validity enforceability of any other provision or covenant hereof or herein contained and any such invalid provision or covenant shall be deemed to be severable.
     IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed by their duly authorized representative on the date first written above.


Network  Installation  Corp.

/s/  Michael  Cummings
-----------------------------
Michael  Cummings


XO:

/s/  Robert  Westervelt
--------------------------------
Robert  Westervelt

Schedule  1  Services
             --------
     Agent shall solicit orders from End Users for the Services that are approved for sale by XO, including those contained in XO's federal and state tariffs or documentation replacing such tariffs in the event of detariffing. Such Services are made available in accordance with terms set forth by XO and pursuant to such tariffs, where applicable. Agent hereby agrees to describe tariffed Services in accordance with XO's tariffs and that all other nun-tariff Services shall be described only as instructed by XO.
     Agent must receive XO's written management approval prior to offering any End User any non-standard pricing terms or other non-standard terms and conditions, including the construction of a SONET or other network facilities. All such non-standard terms must be approved in accordance with XO's 1CB approval process.
     The prices at which Services shall be offered shall be those designated by XO or as authorized by XO tariffs in effect from lime to time, or as otherwise approved in writing by XO's finance department on an individual case basis. XO reserves the right to alter or modify such prices at any time and without prior notice. XO will provide Agent any changes to the price lists for the Services on the XO Channelink website at (fittps://channelink.xo.com).
Territory
     The Agent's Territory shall consist of any market where XO provides Services (as defined above). Each Market shall be delineated by the geographic areas as determined in XO's sole discretion to be XO selling area "Green Zones" and "Yellow Zones." Green Zones are defined as serving areas for the incumbent local exchange carrier central offices/serving wire centers in which XO is collocated and offers services. Yellow Zones are defined as geographic areas outside of a Market's Green Zone in which sales to End Users are allowed so long gas certain minimum monthly revenues are met (which may vary from Market-to-Market and Yellow Zone-to-Yellow Zone). Any other offering of services outside of a Green Zone must be approved via XO's individual case basis ("ICB") review in XO's sole discretion. XO shall provide Agent access to a Service availability tool on the XO Channelink website at (https:y7channelink.xo.com) that shall be updated from time-to-time and wall include all Green Zone and Yellow Zone selling areas for the Territory. XO retains the right to add or delete Markets from time-to-time, in its sole discretion.

     Schedule  2  Agent  Commissions
                  ------------------
     Subject to the terms of this Agreement (including this Schedule 2) and provided Agent is not in default of any obligations hereunder, Agent, during the Term of the Agreement, shall receive a Commission (as defined herein) on "Total Billed Revenue" (as defined herein) from End Users enrolled by Agent under this Agreement that continue to use and pay for XO Services.
     XO may, in its sole discretion and without liability to Agent modify, add or delete any policy or procedure relating to the payment of commissions. Any modification or deletion will apply to sales of Services occurring after the effective date of the modification, addition or deletion and will not impact Agent's right to receive commissions earned prior to the effective date.
     Agent's Commission shall be calculated pursuant to this Schedule 2 and paid on a monthly basis. XO will use reasonable efforts to calculate and pay Commissions within sixty (60) days of the initial billing date for an End User's Service. After making two (2) Commission payments to Agent, XO reserves the right to accrue further commission payments and withhold payment thereof until the total Commission payment due Agent exceeds One Hundred Dollars ($.100).

I.     Agent  Commissions
       ------------------
     Agent's Commission is based on the Commission Tables, set forth herein, and determined by multiplying the applicable Commission Percentage (as set forth on the Commission Table) applicable to the End User service agreement term period ("End User Term") by the monthly Total Billed Revenue. "Total Billed Revenue1" is defined as the total amount actually billed to the End User by XO on I he Services sold by Agent pursuant to this Agreement (excluding taxes, early termination charges, other surcharges or fees and "Non-Recurring Charges" as defined below).
     Commissions will be paid so long as such End User continuously remains an XO customer and provided this Agreement has not been terminated. Upon termination of this Agreement by XO for cause, all payment of Commissions to
                                                   -----------------------------
Agent  shall  immediately  cease.
   ------------------------------
Upon term]nation of" this Agreement by XO or Agent for convenience. XO shall continue to pay Agent Commissions pursuant to this Schedule 2 for a period of up to twelve (12) months after such termination of this Agreement.
     Agent's initial Commission Percentage is based on the Annual Committed Sales amount selected by Agent upon execution of this Agreement. The Commission Percentage may be increased or decreased throughout the Term of the Agreement based on XCVs review of Agent's Net Sales ("Commitment Review'*)- Agent hereby acknowledges and agrees that XO's performance of a Commitment Review is optional and at XO's sole discretion. XO may, in its sole discretion, change the proposed timing of the Commitment Reviews, as stated herein, without notice to Agent. Commitment Reviews will be performed every six months following the Ramp Period (hereinafter defined) throughout the Term of the Agreement. Agent hereby acknowledges and agrees that XO is not obligated to perform any Commitment Review.

11.     Chargeback/Non-Payment  Policy
        ------------------------------
     The Agent hereby acknowledges and agrees that it is responsible for the payment of any chargeback amounts and that the following charge back/nonpayment policy shall apply to the Commissions paid to Agent:
(i) Agent shall be charged back 100% of any paid Commission if an End User terminates its agreement with XO prior to installation;
 (ii) Agent shall be charged back 100% of any paid Commission if End User terminates service with XO or has its service disconnected by XO within six (6) months following installation;
(iii) In the event an End User fails to pay XO for Service, Agent agrees XO may suspend, discontinue, terminate and/or chargeback Commissions related to such End User due to such nonpayment; and
(iv) In the event Agent, as an XO End User, fails to pay XO for Services Agent agrees XO may, in addition to any other right XO may have under law or contract, suspend, discontinue, terminate and/or chargeback Commissions related to such vService due to such nonpayment,
     By executing this Agreement. Agent specifically agrees to pay any and all chargeback amounts calculated hereunder. Agent hereby acknowledges and agrees that its payment of the chargeback amount is a material term of this Agreement and failure to make such payment shall result in the immediately termination for cause of this Agreement by XO. In addition to invoicing Agent's for chargebacks, Agent hereby agrees that XO may recover chargebacks by withholding from or offsetting against future Commissions or compensation otherwise due or payable to the Agent. Agent further agrees that it is responsible for all legal cost (including Attorneys' fees) incurred by XO in collecting any unpaid chargeback amounts from Agent.

III.      Annual  Committed  Sales:  Ramp  Periods  and  Commitment  Review
          -----------------------------------------------------------------

1.     Annual  Committed  Sales.
     (i) Upon execution of the Agreement, Agent shall commit to a minimum level of annual sales as set forth on the Baseline Commission Table below ("Annual Committed Sales'1 or "ACS"). The Annual Committed Sales amount is not cumulative and represents new sales during each twelve month period following the "Ramp Period" throughout the Term of the Agreement ("Annual Period"). Any period of time during the Term of the Agreement less than an Annual Period shall be referred to as a Short Period.
     Agent hereby agrees that it shall achieve the Annual Committed Sales for each Annual Period, or Short Period, throughout (he entire Term of the Agreement, including any renewal periods.
      (ii) XO reserves the right to reject Agent's selection of an Annual Committed Sales Amount. Within six months from the Effective Date of this Agreement, XO, in its sole discretion, may reject Agent's selection of an Annual Committed Sales amount. In the event XO rejects Agent's selection, XO and Agent agree to negotiate in good faith for a period of ten (10) business days following notice of XOns rejection. If XO and Agent are unable to agree on a new Annual Committed Sales Amount, XO will notify Agent of its final decision regarding the new Annual Committed Sales amount and Agent shall have five (5) business days to cancel the Agreement. If Agent does not provide XO with written notice of termination, such termination shall be considered for cause as set forth under Section 6(a) of the Agreement, the new Annual Committed Sales shall automatically become effective and shall apply for the remaining Term, and any renewal periods, of the Agreement.
      (iii) Prior to the performance of XO's first Commitment Review, Agent's Commission Percentage will be based on the Annual Committed Sales set forth in the Baseline Commission Table below. For example, if Agent's Committed Sales Amount upon execution is $100,000, Agent's Commission Percentage would be 15%, 18% and 20% for End User Terms of 1, 2, and 3 years, respectively. Depending on the results of the XO's Commitment Reviews, Agent's Commission Percentage may be adjusted. Following the first Commitment Review, Agent's Commission Percentage shall be based on Net Sales, as determined during the Commitment Review. Initial Commission Percentages
     (iv) Agent hereby acknowledges and agrees that following ils Ramp Period, hereinafter defined, Agent shall achieve, at a minimum, 8.33% (i/121'1) of the Annual Committed Sales on a monthly basis during each Annual Period, or any Short Period, and 100% of the Annual Committed Sales in each Annual Period.
     (v) Agent acknowledges and agrees that its failure to achieve the Annual Committed Sales in any Annual Period, or Short Period during the Term of the Agreement, shall result in Step-Down Adjustment (hereinafter defined) to Agent's Commission Percentage. In addition to the Step-Down Adjustment, XO, in its sole discretion, may terminate this Agreement for cause in the event Agent's Net Sales fall below the Annual Committed Sales amount in any two (2) consecutive six month periods ("Chronic Shortfall Termination'1). XO's application of the Step-Down Adjustments does not constitute a waiver of the Chronic Shortfall Termination. Furthermore, XO's decision not to exercise the Chronic Shortfall Termination at any time during the Term of the Agreement does not constitute a waiver of such right to terminate.
     2. Ramp Period. Depending on the Committed Sales Amount selected by Agent upon execution of this Agreement, Agent shall receive the following Ramp
Period:
(i) For a Committed Sales Amount of less than $100,000 per annum, there shall be a three (3) month ramp period.
(ii)       For  a  Committed  Sales Amount of $100,000 and more per annum, there shall  he  a  six  (6)  month  ramp  period.
     3.     Commitment  Review.  At  any  time  during the Term of the Agreement
            -------------------
following the Ramp Period, including any renewal period, XO, in its sole discretion, may perform a comparison of (i) Agent's Net Sales during a period of time not less than 30 days ("Review Period"), and (ii) Agent's Annual Committed Sales ("Commitment Review")- "Net Sales'1 shall mean total amount of sales to the End User by XO on the services sold by Agent pursuant, to this Agreement, less any adjustments for cancellations of services sold by Agent to XO End User. XO's performance of a Commitment Review is optional and at XO's sole discretion. Based on the results of the Commitment Review, XO may increase Agent's then-current Commission Percentage ("Step-Up Adjustment") or decrease Agent's then-current Commission Percentage ("Step-Down Adjustment"). Agent acknowledges and agrees that any Step-Up Adjustment shall only increase the Agent's Commission Percentage on a going forward basis until such time it is adjusted as a result of a Commitment Review.
     (i) Step-Down Adjustment. If Agent's Net Sales for the Review Period is less than the Agent's Annual Committed Sales, as determined on a pro rata basis, XO shall decrease Agent's Commission Percentage ("Step-Down Adjustment") to a new stepped down commission percentage bayed on the Step-Down Commission Table below ("Stepped-Down Commission Percentage''). The Stepped-Down Commission Percentage shall become the Agent's new Commission Percentage and applied against Agent's entire sales base for the purpose of determining Agent Commissions for the remainder of the Term unless again adjusted in a later Commitment Review. In the event XO applies a Step-Down Adjustment, it agrees to perform its next Commitment Review (provided it does not fall in the last year of the Agreement) no later than nine (9) months following the date on which the Step-Down Adjustment becomes effective.
     (ii) Step-Up Adjustment. After the Agent has incurred a Step-Down Adjustment, Agent becomes eligible for a Step-Up Adjustment provided Agent is not in breach of the Agreement and Agent's Net Sales equals or exceeds the Annual Committed Sales amount during any Review Period following the Step-Down Adjustment. A Step-Up Adjustment will only be applied when Agent achieves the Annual Committed Sales for the Review Period (in no case less than six months), as determined on a pro-rata basis. The Agent acknowledges and agrees that the Step-Up Adjustment shall only be applied prospective and that Agent's Commission
                   ----------
Percentage shall not be increased above the Initial Commission Percentage based on the Annual Committed Sales amount.
IV.       Commission  on  Non-Recurring  Charges:  Agent  will  also  receive  a
          ---------------------------------------
one-time Commission on non-recurring charges for End Users enrolled by Agent under this Agreement and billed by XO, ("Non-Recurring Charges"). Non-Recurring Charges are defined by XO as installation, setup and other one-time charges, excluding revenue from the sale of equipment to End Users by XO and excluding construction charges. The one-time commission on Non-Recurring Charges for Agent's performing within the Baseline Commission Table is twenty-percent (20%). The one-time commission on Non-Recurring Charges for Agent's that have been stepped down and falling under the Step-Down Commission Table above is ten percent (10%).